Exhibit 5.2

November 16, 2012

P. H. Glatfelter Company

96 South George Street

Suite 520

York, Pennsylvania 17401

Re:	Registration Statement on Form S-4 for P. H. Glatfelter Company

Ladies and Gentlemen:

We have acted as local counsel to P. H. Glatfelter Company, a Pennsylvania corporation (the “Company”), Glatfelter Pulp Wood Company, a Maryland corporation (“Pulp Wood”), PHG Tea Leaves, Inc., a Delaware corporation (“Tea Leaves”), Mollanvick, Inc., a Delaware corporation (“Mollanvick”) and Glatfelter Holdings, LLC, a Delaware limited liability company (“Holdings” and, together with Pulp Wood, Tea Leaves and Mollanvick, each a “Guarantor” and together, the “Guarantors”) and are rendering this opinion in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-4 (the “Registration Statement”) relating to the registration by the Company of $250,000,000 aggregate principal amount of its 5.375% notes due 2020 (the “Exchange Notes”) and the guarantees of the Exchange Notes by the Guarantors (the “Guarantees”).

The Exchange Notes are to be offered (the “Exchange Offer”) in exchange for the Company’s 5.375% Senior Notes due 2020 (the “Old Notes”), of which $250,000,000 aggregate principal amount is outstanding, which were issued and sold by the Company on October 3, 2012 in an offering exempt from registration under the Act and which are guaranteed by the Guarantors. The Exchange Notes will be issued by the Company in accordance with the terms of the Indenture (the “Indenture”), dated as of October 3, 2012, among the Company, the Guarantors and U.S. Bank National Association (the “Trustee”), as trustee.

In so acting, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)        the Indenture;

(b)        the Registration Statement and all exhibits thereto and the prospectus included in the Registration Statement;

(c)        a copy of the Articles of Incorporation of the Company;

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P. H. Glatfelter Company

November 16, 2012

(d)        copies of a Certificate of Incorporation of each of Tea Leaves and Mollanvick;

(e)        a copy of the Certificate of Formation of Holdings;

(f)        a copy of the Articles of Incorporation of Pulp Wood; and

(g)        a copy of the by-laws of each of the Company and the Guarantors (other than Holdings) and a copy of the operating agreement of Holdings.

We have also examined the form of the Exchange Note attached as Exhibit A to the Indenture, and we assume that the Exchange Notes, when executed and delivered, will conform to the form thereof examined by us and will be authenticated in accordance with the terms of the Indenture. We have also examined the originals or copies, certified or otherwise identified to our satisfaction of all other agreements, documents, and instruments as we have deemed appropriate as the basis for the opinions hereinafter set forth. We have also examined, and relied upon the accuracy of factual matters contained in, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and certificates or comparable documents of public officials and of officers and representatives of each of the Company and the Guarantors and of such agreements, documents and instruments and have made such examinations of law as we have deemed necessary in connection with the opinions set forth below.

In delivering this opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed, photostatic or facsimile copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company and the Guarantors. In making our examination of documents executed by parties other than the Company and the Guarantors, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

Based on and subject to the foregoing, it is our opinion that:

1.        The execution and delivery of the Indenture has been authorized by all necessary corporate or limited liability company action, as applicable, on the part of each of the Company and the Guarantors.

2.        The Indenture has been duly executed and delivered on behalf of the Company.

P. H. Glatfelter Company

November 16, 2012

3.        The Indenture has been duly executed and delivered on behalf of each Guarantor.

4.        When (i) the Registration Statement has been declared effective by the Commission in accordance with the Act, and (ii) the Exchange Notes have been duly issued, executed, authenticated and delivered in accordance with the Indenture and delivered in the Exchange Offer in the manner contemplated in the Registration Statement and any prospectus or prospectus supplement relating thereto in exchange for an identical principal amount of the Old Notes, the Exchange Notes and the Guarantees will be authorized and legally issued.

We express no opinion as to any laws other than the laws of the Commonwealth of Pennsylvania, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware and the laws of the State of Maryland, provided however that we express no opinion with respect to the applicability or effect of any securities laws.

This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the reliance on this opinion by Shearman & Sterling LLP in connection with the opinion such firm is rendering to the Company, to the filing of this opinion as an exhibit to the Registration Statement in connection with the Exchange Offer and to the use of our name in the Registration Statement in the section titled “Legal Matters”.

Very truly yours,

/s/ Ballard Spahr LLP